                                                                    EXHIBIT 99.1




                      ANNUAL MEETING PRESENTATION MATERIALS

                           [PHOTO OF THE COVER PAGE OF FIRST UNITED
                           BANCSHARES, INC.'S 1999 ANNUAL REPORT TO
                           STOCKHOLDERS WHICH IS TITLED "FIRST UNITED
                           BANCSHARES, INC. ANNUAL REPORT 1999"]

                          FIRST UNITED BANCSHARES, INC.




                           [Graph - a line graph titled "Total Assets" which discloses (in millions) the total assets of First United as $1,336, $1,531, $1,938, $2,516, and $2,666
                           for the years ending December 31, 1995, 1996, 1997, 1998, and 1999, respectively.]

                          FIRST UNITED BANCSHARES, INC.

                            EAST TEXAS NATIONAL BANK
                                 MARSHALL, TEXAS




Purchase Date                                            July 9, 1999

Loans                                                    $ 75,000,000

Deposits                                                 $100,000,000

Core Deposit Premium                                     $  7,000,000

                          FIRST UNITED BANCSHARES, INC.

                          FIRST UNITED - TFFC PRO FORMA
                                 MARCH 31, 2000


                                           First United                TFFC                 Pro Forma
                                           ------------                ----                 ---------
Total Assets                                $2,715,907               $206,487              $2,922,394
Loans                                        1,486,821                169,613               1,656,434
Deposits                                     2,270,691                153,123               2,423,814

FIRST UNITED LOCATIONS

FIRST FEDERAL SAVINGS & LOAN

LEGEND
Banks

 1.  DeQueen                                           [Watermark of State Outlines of
 2.  Nashville                                         Arkansas, Louisiana and Texas with
 3.  Ashdown                                           the number of the locations of the
 4.  Hope                                              First Federal Savings & Loan
 5.  Texarkana                                         Association of Texarkana banks in
                                                       the left column pinpointed at their
                                                       respective location in Arkansas and
                                                       each bank location of First United
                                                       pinpointed.]

                          FIRST UNITED BANCSHARES, INC.



                                  1999 EARNINGS


                                   $33,458,000

                          FIRST UNITED BANCSHARES, INC.

                               Originally Reported
                               EARNINGS PER SHARE


                                    1998                               1999
                                    ----                               ----
                                    $1.20                              $1.32

                         FIRST UNITED BANCSHARES, INC.

                              Originally Reported


                                    1998                      1999
                                    ----                      ----
Return on Assets                    1.26%                     1.32%

Return on Equity                   12.64%                    12.88%

                          FIRST UNITED BANCSHARES, INC.


                  [Graph - a bar graph titled "Return on Assets" which discloses for the year ending December 31, 1999 the return on assets of First United under the label "FUB" at 1.32% and those of three (3) distinct peer groups. The peer group information was obtained based on peer groups formulated by Stifel, Nicolaus & Company, Incorporated ("Stifel"), the Federal Deposit Insurance Corporation ("FDIC"), and SNL Securities ("SNL"). The peer group information from Stifel consists of 9 bank holding companies of comparable size to First United, is labeled in the bar graph as "Stifel," and reflects a return on assets of 1.27%. The peer group information labeled "FDIC" in the bar graph consists of 159 bank holding companies contained in a Bank Holding Company Performance Report - Peer Group 3 prepared by the FDIC and reflects a 1.16% return on assets. The peer group information provided by SNL consists of 116 bank holding companies comparable to First United, is labeled in the bar graph as "SNL," and reflects a return on assets of 1.14%]

                          FIRST UNITED BANCSHARES, INC.



                  [Graph - a bar graph titled "Return on Equity" which discloses for the year ended December 31, 1999 the return of equity of First United under the label of "FUB" at 12.88% and three (3) peer groups under separate identifying labels as follows: Stifel - 14.67%, FDIC - 13.67%, and SNL - 13.62%.]

                          FIRST UNITED BANCSHARES, INC.


                                    Restated
                                  EQUITY/ASSETS


                            1997                      1998                       1999
                            ----                      ----                       ----
                           9.96%                     10.16%                     9.74%

                          FIRST UNITED BANCSHARES, INC.



                  [Graph - a bar graph titled "Equity/Assets" which discloses for the year ended December 31, 1999 the ratio of equity to assets of First United under the label "FUB" at 9.74% and three (3) peer groups under separate identifying labels as follows: Stifel - 7.21%, FDIC - 8.19%, and SNL - 7.97%.]

                          FIRST UNITED BANCSHARES, INC.

                               Originally Reported

                                EFFICIENCY RATIO


                            1997                      1998                       1999
                            ----                      ----                       ----
                           56.09%                    55.90%                     55.50%

                          FIRST UNITED BANCSHARES, INC.



                  [Graph - a bar graph titled "Efficiency Ratio" which discloses for the year ended December 31, 1999 the efficiency ratio of First United under the label "FUB" at 55.50% and three (3) peer groups under separate identifying labels as follows: Stifel - 63.19%, FDIC - 59.65%, and SNL - 56.92%.]

                          FIRST UNITED BANCSHARES, INC.


                             LOAN AND DEPOSIT GROWTH


         (thousands)                  1998              1999            % Increase
                                      ----              ----            ----------
         Loans                      $1,353,161       $1,488,406            9.99%

         Deposits                   $2,133,951       $2,251,631            5.51%

                          FIRST UNITED BANCSHARES, INC.



                  [Graph - a bar graph titled "Loan to Deposit Ratio" which discloses for the year ended December 31, 1999 the loan to deposit ratio of First United under label "FUB" at 66.10% and two (2) peer groups under separate identifying labels as follows: Stifel - 83.95% and FDIC - 85.19%.]

                          FIRST UNITED BANCSHARES, INC.


                               Originally Reported
                               NET INTEREST MARGIN


                           1997                      1998                       1999
                           ----                      ----                       ----
                           4.45%                     4.34%                      4.41%

                          FIRST UNITED BANCSHARES, INC.



                  [Graph - a bar graph titled "Net Interest Margin" which discloses for the year ended December 31, 1999 the net interest margin of First United under label "FUB" at 4.41% and three (3) peer groups under separate identifying labels as follows: Stifel - 4.54%, FDIC - 4.33%, and SNL - 4.30%.]

                          FIRST UNITED BANCSHARES, INC.



                  [Graph - a bar graph titled "Fee Income" which discloses First United's fee income (in thousands) to be $18,057, $17,814, and $19,424 for the years ended
                  December 31, 1997, 1998, and 1999, respectively.]

                          FIRST UNITED BANCSHARES, INC.

                          INCOME AS A % OF ASSETS (FTE)



Interest Income                         7.41%
Interest Expense                       -3.28%
                                       ------
         Net Interest Income            4.13%
         Non Interest Income             .77%
         Non Interest Expense          -2.84%
                                       ------
                  Gross Income          2.06%
                  Tax Expense          - .74%
                                       ------
                  Return on Assets      1.32%
                                       ======

                          FIRST UNITED BANCSHARES, INC.

                              PEER GROUP COMPARISON
                                DECEMBER 31, 1999



                                 EFFICIENCY    GROSS
               ROA        ROE      RATIO      EXPENSE   EQUITY
              -----     ------   ----------   --------  ------
FUB           1.32%     12.88%     55.50%     2.68%     9.74%
Stifel        1.27%     14.67%     63.19%     3.09%     7.21%
FDIC          1.16%     13.67%     59.65%     3.33%     8.19%
SNL           1.14%     13.62%     56.92%      n/a      7.97%

                          FIRST UNITED BANCSHARES, INC.

                         COMPARATIVE MARKET INFORMATION

                              AS OF APRIL 28, 2000



Shares Outstanding                         25,297,444
Price as of April 28, 2000                 $   16.438
Market Value of Common (millions)          $   415.84
52-Week High                               $   18.625
52-Week Low                                $    10.25

                          FIRST UNITED BANCSHARES, INC.



               [Graph - a line graph titled "Stock Performance vs. Peer - 1999" which discloses the stock price of First United and Stifel Peer Group at 75% and 88%, respectively as of December 31, 1999 of the respective stock prices at January 1, 1999.]

                          FIRST UNITED BANCSHARES, INC.

                          PRICE/1999 EARNINGS PER SHARE

               1998          1999
              ------        ------
FUB           12.71x        11.41x

Stifel        14.44x        10.80x

                          FIRST UNITED BANCSHARES, INC.


                                      2000

                          FIRST UNITED BANCSHARES, INC.


                                       Y2K

                          FIRST UNITED BANCSHARES, INC.

                              FIRST QUARTER RESULTS


               1999              2000
            -----------      -----------
EPS         $      0.32      $      0.34
Assets        2,505,516        2,715,907
Loans         1,328,761        1,486,821

                          FIRST UNITED BANCSHARES, INC.



                                   BXS & UNTD

                          FIRST UNITED BANCSHARES, INC.




               [PHOTO OF THE COVER PAGE OF BANCORPSOUTH, INC.'S 1999 ANNUAL REPORT TO STOCKHOLDERS WHICH IS TITLED "BANCORPSOUTH 1999 ANNUAL REPORT"]

                          FIRST UNITED BANCSHARES, INC.

                            BANCORPSOUTH AT A GLANCE


     o    Corporate Headquarters: Tupelo, Mississippi

     o    States: Mississippi, Tennessee, Alabama

     o    Locations: 167 Offices, 165 ATMs

     o    Assets: $5.8 Billion

     o Product Lines: Commercial and retail banking, personal and corporate trust. Wholly-owned subsidiaries offer consumer lending, credit life insurance, investment brokerage, and insurance products.

                          FIRST UNITED BANCSHARES, INC.

                           BANCORPSOUTH MARKET PROFILE

                                            BancorpSouth is a financial services
                                            retailer offering a broad array of
                                            banking, investment and insurance
                                            services, with retail offices in
[WATERMARK OF THE STATE OUTLINES OF         Mississippi, Tennessee and Alabama.
ALABAMA, MISSISSIPPI AND TENNESSEE WITH
EACH BANK LOCATION OF BANCORPSOUTH IN       *    $5.8 billion in assets
THOSE STATES PINPOINTED.]
                                            *    167 locations

                                            *    156 traditional, 11 in-store

                                            *    165 ATMs

                                            *    13 Series 7 Brokers

                          FIRST UNITED BANCSHARES, INC.

                               BANCORPSOUTH, INC.



                            Technologically Advanced

                          FIRST UNITED BANCSHARES, INC.

                               BANCORPSOUTH, INC.

                       WHAT'S NOT IN THEIR ANNUAL REPORT?




                     o    Commitment to Community Banking

                     o    Commitment to Employees

                     o    Commitment to Customers

                     o    Commitment to Shareholders

                          FIRST UNITED BANCSHARES, INC.

                              COMBINED LOCATION MAP


                    [WATERMARK OF THE STATE OUTLINES OF ALABAMA,
                    ARKANSAS, FLORIDA, GEORGIA, LOUISIANA, KENTUCKY, MISSISSIPPI, OKLAHOMA, TENNESSEE AND TEXAS WITH EACH BANK LOCATION OF BOTH FIRST UNITED AND BANCORPSOUTH PINPOINTED.]

                          FIRST UNITED BANCSHARES, INC.

                               BANCORPSOUTH, INC.



                            $9 Billion Mid-South Bank

                          FIRST UNITED BANCSHARES, INC.

                        ENTRY INTO ATTRACTIVE NEW MARKETS


      Diversified, growing markets with average median income growth rates above the national average of 12.2%


                                             Market Share      Median Income                 Major
                                Deposits         Rank           Growth Rate               Industries
                                --------     ------------     ---------------             ----------
Tupelo, MS                      $  433.4          1                24.2%                 Mfg./Healthcare

Hattiesburg, MS                    408.4          1                14.0             Education/Healthcare

Jackson, TN                        288.1          1                18.7             Mfg./Retail Services

Fort Smith, AR-OK                  469.3          2                13.1            Healthcare/Light Mfg.

Jackson, MS                        486.6          3                16.4               Telecom/Government

Biloxi-Gulfport, MS                255.8          4                15.4                 Tourism/Military

Memphis, TN-AR-MS                  488.0          6                15.3              Distribution Center

Shreveport-Bossier City, LA        104.8          6                14.8                   Tourism/Energy

Monroe, LA                          74.3          6                12.4            Agriculture/Education

Birmingham, AL                     206.3         11                15.9                    Manufacturing

                          FIRST UNITED BANCSHARES, INC.


                               BANCORPSOUTH, INC.



                            Continued Involvement in
                                 Decision Making

                          FIRST UNITED BANCSHARES, INC.
                          -----------------------------
                             CASH DIVIDEND INCREASE

                                    Annual            Quarterly
                                    ------            ---------
                  Old Rate          $0.50             $0.12 1/2

                  New Rate          $0.58             $0.14 1/2

                  % Increase                  16%

                          FIRST UNITED BANCSHARES, INC.

                               BANCORPSOUTH, INC.



                              First United History

           [PHOTO OF THE COVER PAGE OF FIRST UNITED BANCSHARES, INC.'S 1999 ANNUAL REPORT TO STOCKHOLDERS WHICH IS TITLED "FIRST UNITED BANCSHARES, INC. ANNUAL REPORT 1999"]

                                    APPENDIX

                                       TO

                      ANNUAL MEETING PRESENTATION MATERIALS


     This Appendix is provided in accordance with Regulation S-T, Item 304. Graphic and Image Material. It relates to the materials to be presented ("Presentation Materials") at the May 23, 2000 Annual Meeting of Stockholders of First United Bancshares, Inc. ("First United"). A description of all such graphic and image information is contained in the body of the Presentation Materials and is intended to provide a fair and accurate narrative description of such information. Set forth below is a listing of the graphic and image information with a cross-reference to the narrative discussion.

     1. Page 1 contains a photo of the Cover Page of First United's 1999 Annual Report to Stockholders.

     2. Page 2 of the Presentation Materials contains a line graph entitled "Total Assets."

     3. Page 5 of the Presentation Materials contains a watermark of the state outlines of Arkansas, Louisiana and Texas with the number of the locations of First Federal Savings & Loan Association of Texarkana banks listed on the left pinpointed at their respective location in Arkansas and each bank location of First United pinpointed.

     4. Page 9 of the Presentation Materials contains a bar graph entitled "Return on Assets."

     5. Page 10 of the Presentation Materials contains a bar graph entitled "Return on Equity."

     6. Page 12 of the Presentation Materials contains a bar graph entitled "Equity/Assets."

     7. Page 14 of the Presentation Materials contains a bar graph entitled "Efficiency Ratio."

     8. Page 16 of the Presentation Materials contains a bar graph entitled "Loan to Deposit Ratio."

     9. Page 18 of the Presentation Materials contains a bar graph entitled "Net Interest Margin."

     10. Page 19 of the Presentation Materials contains a bar graph entitled "Fee Income."

     11. Page 23 of the Presentation Materials contains a line graph entitled "Stock Performance vs. Peer - 1999."

     12. Page 29 of the Presentation Materials contains a photo of the Cover Page of BancorpSouth, Inc.'s ("BancorpSouth") 1999 Annual Report to Stockholders.

     13. Page 31 of the Presentation Materials contains a watermark of the state outlines of Alabama, Mississippi and Tennessee with each bank location of BancorpSouth in those states pinpointed.

     14. Page 34 of the Presentation Materials contains a watermark of the state outlines of Alabama, Arkansas, Florida, Georgia, Louisiana, Kentucky, Mississippi, Oklahoma, Tennessee and Texas with each bank location of both First United and BancorpSouth pinpointed.

     15. Page 40 of the Presentation Materials contains a photo of the cover Page of First United's 1999 Annual Report to Stockholders.